UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 2, 2014

INTERNATIONAL LEASE FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

CALIFORNIA	1-31616	22-3059110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400

Los Angeles, California  90067

(Address of principal executive offices, including zip code)

(310) 788-1999

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2014, International Lease Finance Corporation (the “Company”) entered into:

•                  The first amendment (the “Temescal Amendment”) to the Term Loan Credit Agreement dated as of March 30, 2011 (the “Temescal Credit Agreement”), by and among the Company, as guarantor, Temescal Aircraft Inc., an indirect, wholly-owned subsidiary of the Company (“Temescal”), the lenders party thereto, the other guarantors party thereto and Citibank, N.A., as collateral and administrative agent; and

•                  The second amendment (the “Flying Fortress Amendment” and, together with the Temescal Amendment, the “Amendments”) to the Term Loan Credit Agreement dated as of February 23, 2012 (the “Flying Fortress Credit Agreement” and, together with the Temescal Credit Agreement, the “Credit Agreements”), by and among the Company, as guarantor, Flying Fortress Inc., an indirect, wholly-owned subsidiary of the Company (“Flying Fortress” and, together with Temescal, the “Subsidiary Borrowers”), the lenders party thereto, the other guarantors party thereto and Bank of America, N.A., as collateral and administrative agent.

The Amendments were entered into in connection with the proposed acquisition (the “Acquisition”) of 100% of the Company’s common stock by AerCap Ireland Limited, an Ireland private limited liability company (the “Purchaser”) (or a permitted assignee thereof) pursuant to the Share Purchase Agreement dated as of December 16, 2013, by and among American International Group, Inc., AIG Capital Corporation, Purchaser and AerCap Holdings N.V., a public company with limited liability incorporated under the laws of The Netherlands (“AerCap”), and an anticipated reorganization of the Company’s assets.  The Purchaser has notified the Company that, immediately after the Acquisition, it intends to transfer the Company’s assets substantially as an entirety to AerCap Global Aviation Trust, a Delaware statutory trust and wholly-owned subsidiary of AerCap (the “Financing Trust”), and the Financing Trust will assume all liabilities of the Company.

Under each Amendment, the Financing Trust will assume (i) the Company’s guaranty of the due and punctual payment of the principal of (and premium, if any) and interest on loans under the applicable Credit Agreement and (ii) the performance of every covenant of the applicable Credit Agreement to be performed or observed by the Company.  Notwithstanding the foregoing, under each Amendment, the Company agrees to remain obligated for the due and punctual payment of the principal of (and premium, if any) and interest on loans under the applicable Credit Agreement and the performance of every covenant of the applicable Credit Agreement to be performed or observed by the Company.  Under each Amendment, AerCap and certain of its subsidiaries will also guarantee the obligations of the Subsidiary Borrowers under the applicable Credit Agreement.

The amendments to each of the Credit Agreements will become effective only upon the occurrence of certain conditions, including the receipt by the administrative agent under each Credit Agreement of certain officers’ certificates and opinions of counsel stating that the transfer of the Company’s assets and properties substantially as an entirety to the Financing Trust complies with the applicable Credit Agreement.

Certain of the lenders party to the Credit Agreements, as well as certain of their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking, underwriting and other financial advisory services for the Company, for which they have received, and will receive, customary fees and expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION

/s/ Elias Habayeb
	By:	Elias Habayeb
Senior Vice President and Chief Financial Officer

DATED: April 3, 2014